As filed with the Securities and Exchange Commission on February 11, 1997.

                                                       Registration No. 33-94270

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ___________________


                                GF BANCORP, INC.
                       __________________________________
             (Exact name of registrant as specified in its charter)


              Delaware                                      31-1383555
       ______________________                          ____________________
          (State or other                                (I.R.S. Employer
          jurisdiction of                               Identification No.)
          incorporation or
           organization)

                              One North Plum Street
                             Germantown, Ohio 45327
                                 (513) 855-4125
                  ___________________________________________
                    (Address of principal executive offices)

                                GF Bancorp, Inc.
                             1993 Stock Option Plan
                  ___________________________________________
                            (Full Title of the Plan)

                            John T. Baker, President
                                GF Bancorp, Inc.
                               1 North Plum Street
                              Germantown, OH 45327
                                 (513) 855-4125
                  ___________________________________________
            (Name, address and telephone number of agent for service)





                     Filed for purposes of de-registration.

     This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering 30,837 common shares, $.01 par value per share (the "Common Shares"), of GF Bancorp, Inc. The Registrant is no longer subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and accordingly has suspended its filing of periodic reports and other information with the Securities and Exchange Commission. The Registrant ceased offering Common Shares pursuant to this Registration Statement on September 18, 1996, and will, therefore, issue no more Common Shares pursuant to this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, GF Bancorp, Inc., certifies that it has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Germantown and the State of Ohio, on the 21st day of January, 1997.

                                      GF BANCORP, INC.



                                      By: John T. Baker
                                          ______________________________________
                                          John T. Baker
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Thomas L. Fox                                          January 21, 1997
________________________________________________       _______________________
Thomas L. Fox                                          Date
Vice President and Chief
Financial Officer
(Principal Financial and Accounting Officer)


Jack L. Cobb                                           January 21, 1997
________________________________________________       _______________________
Jack L. Cobb                                           Date
Director


Stephen R. Cox                                         January 21, 1997
________________________________________________       _______________________
Stephen R. Cox                                         Date
Director


Charles E. Hacker                                      January 21, 1997
________________________________________________       _______________________
Charles E. Hacker                                      Date
Director


John T. Baker                                          January 21, 1997
________________________________________________       _______________________
John T. Baker                                          Date
President, Chief Executive Officer
and Director
(Principal Executive Officer)


Dr. Bernard R. Kokenge                                 January 21, 1997
________________________________________________       _______________________
Dr. Bernard R. Kokenge                                 Date
Director


Bernard W. Falldorf                                    January 21, 1997
________________________________________________       _______________________
Bernard W. Falldorf                                    Date
Director


Daniel R. Hill                                         January 21, 1997
________________________________________________       _______________________
Daniel R. Hill                                         Date
Director